UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Amendment No. 1)

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☐
Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only
☐	Definitive Proxy Statement		(as permitted by Rule 14a-6(e)(2))
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to § 240.14a-12

Ashworth, Inc.

(Name of Registrant as Specified in its Charter)

Knightspoint Partners II, L.P., Knightspoint Capital Management II LLC, Knightspoint Partners, LLC, Michael Koeneke, David Meyer, Starboard Value and Opportunity Master Fund Ltd., Parche, LLC, Admiral Advisors, LLC, Ramius Capital Group, LLC, C4S & Co., LLC, Peter A. Cohen, Jeffrey M. Solomon, Morgan B. Stark, Thomas W. Strauss, Black Sheep Partners, LLC, Brian Black, Michael Hecht, Michael Glazer, Andrea Weiss and Peter M. Weil

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transactions applies:

	(2)	Aggregate number of securities to which transactions applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11(set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount previously paid:

	(2)	Form, schedule or registration statement no.:

	(3)	Filing party:

(4)	Date filed:

Explanatory Note: This Amendment No. 1 amends the Schedule 14A filing filed on February 27, 2006, by the Knightspoint Group (as defined below) with respect to the matters set forth below. This amendment amends the filing by adding on the cover page the names of the persons filing the proxy statement.

On January 23, 2006, Knightspoint Partners II LLC, Knightspoint Capital Management II LLC, Knightspoint Partners, LLC, Michael Koeneke, David Meyer, Starboard Value and Opportunity Master Fund Ltd., Parche, LLC, Admiral Advisors, LLC, Ramius Capital Group, LLC, C4S & Co., LLC, Peter A. Cohen, Jeffrey M. Solomon, Morgan B. Stark, Thomas W. Strauss, Black Sheep Partners, LLC and Brian Black (collectively, the "Knightspoint Group") jointly filed a Schedule 13D with the Securities and Exchange Commission (the “Schedule 13D“). In addition, although they do not affirm their membership in the group that is composed of, and affirmed by, the Knightspoint Group, each of Michael Glazer, H. Michael Hecht, Peter M. Weil and Andrea Weiss (collectively, the "Other Reporting Persons" and, together with the, the Knightspoint Group, the "Reporting Persons") joined in the filing of the Schedule 13D. The following discussion appeared in the Schedule 13D and may be deemed to be a solicitation under Rule 14a-1(1) of Regulation 14A:

The Knightspoint Group believes Ashworth, Inc. (“Ashworth” or the “Company”) is undervalued owing to a constellation of operational missteps that have ravaged performance in recent quarters. The Knightspoint Group, furthermore, believes the Company has failed to capitalize on a range of profitable growth opportunities that exist both within and outside of the Company's core green grass distribution channel. The Knightspoint Group supports the proposals set forth in the notice delivered to the Company by Knightspoint Partners II, L.P. because it believes the Company needs an active and involved board to address voids in its organizational structure, to set strategic and operational priorities, and to establish the rigorous financial controls, systems and incentives necessary for their successful execution. The Knightspoint Group believes that the Company ultimately should be sold to a larger organization with a broader portfolio of brands and that it is appropriate to aggressively explore strategic sale options. However, the Knightspoint Group is concerned that the strategic assessment process the Company recently initiated with an outside financial advisor will not produce results absent strong board participation and oversight. Also, it may happen that a strategic transaction is best entered into after a period of improvement which will require a diligent focus on the exigencies of the business. Whatever the immediate course taken, the Knightspoint Group believes its nominees for director will bring to the board the judgment, experience, energy and objectivity needed both to oversee a strategic sale process as well as implement an overall improvement plan for the Company.

In addition to the foregoing, the members of the Knightspoint Group routinely monitor the performance of their investments in the Company. In this connection, the members of the Knightspoint Group intend to continuously evaluate the Company's business, financial condition, operating results, capital structure, management, stock market performance, competitive outlook and other relevant factors. As part of such evaluations, the members of the Knightspoint Group have and may in the future seek the views of, hold active discussions with and respond to inquiries from members of the board of directors, officers or representatives of the Company and other persons regarding the Company's affairs and strategic alternatives, and the interests of other stockholders in participating in such alternatives. Depending on such evaluations, the members of the Knightspoint Group may, at any time and from time to time, purchase additional shares of Common Stock or may dispose of any and all shares of Common Stock held by them. The members of the Knightspoint Group may from time to time develop plans respecting, or propose changes in, the management, composition of the board of directors, policies, operations, capital structure or business of the Company, including a possible recapitalization or sale of the Company. In connection with these and other plans or proposals that the Knightspoint Group may develop, the members of the Knightspoint Group may conduct investigations and, if warranted by such review, make and negotiate proposals to and with the Company concerning the matters addressed in the preceding sentence, and may enter into agreements with the Company in connection with those negotiations and proposals, including confidentiality and/or other arrangements.

Additional Information

The Knightspoint Group has filed a preliminary proxy statement on February 16, 2006 with the Securities and Exchange Commission in connection with the solicitation of proxies at the 2006 Ashworth annual meeting of stockholders. The Knightspoint Group will eventually file with the Securities and Exchange Commission and furnish to Ashworth's stockholders, a definitive proxy statement and may file other supplemental proxy solicitation materials. Investors and security holders are urged to read the proxy statement and any other proxy solicitation materials (when they become available) because they will contain important information.

Investors and security holders may obtain a free copy of the preliminary proxy statement and the definitive proxy statement (when it is available) and other documents filed by the Knightspoint Group with the Commission at the Commission's website at http://www.sec.gov/. In addition, you may obtain a free copy of the definitive proxy statement (when it is available) by contacting Innisfree M&A Incorporated toll free at (888) 750-5834 (banks and brokers call collect at (212) 750-5833).

Detailed information regarding the names, affiliations and interests of individuals who may be deemed participants in the solicitation of proxies of Ashworth stockholders is available in the preliminary proxy statement that was filed by the Knightspoint Group with the Commission on Schedule 14A on February 16, 2006.

Some of the statements contained in this release may constitute "forward-looking statements," which, for this purpose, includes all statements that are not of historical facts. The actual future financial performance of Ashworth could differ materially from those anticipated by these forward-looking statements. There can be no assurance that the Knightspoint Group or its nominees will succeed in their efforts to turn Ashworth around.